PRESS RELEASE

VersaCOM International, Inc., OTC Bulletin Board symbol "VRCM," announced the filing of an 8-K Current Report dated August 29, 2001, regarding the cancellation of certain shares issued under an S-8 Registration Statement filed with the Securities and Exchange Commission on or about March 30, 2001, and the Post Effective Amendment No. 1 to the S-8 filed on August 6, 2001, that removed these shares from the Registration Statement. VersaCOM, recognizing, without admitting any liability, that "bonafide purchasers" who have purchased any of the canceled securities and who have unsuccessfully exhausted all customary methods of obtaining their shares, may be entitled to have any such securities so purchased transferred free of legend on the presentation to the Company of reasonable proof of the status of "bonafide purchasers," announced a policy to assist these purchasers in their potential claims. A "bonafide purchaser" is a purchaser for value, without notice of any defect or adverse claim, acting in good faith, assuming the facts presented did not give rise to any duty of inquiry that may have discovered any adverse facts or claims. Purchasers of any of the securities believing that they are "bonafide purchasers" of any of these securities and who have taken all necessary and customary steps to require those who sold these securities to them to cover the canceled shares should forward by facsimile to VersaCOM at (561) 394-6707 correspondence respecting the name, telephone and facsimile numbers and address of the contact person, a description of all steps taken to cause the securities to be otherwise replaced and a copy of the confirmation and/or contract of purchase of any such securities, and VersaCOM will promptly review this information, contact the person submitting this information and provide such person with an appropriate affidavit to be completed, signed and returned to the Company in order that any of these claims may be promptly considered.


August 29, 2001

Contact person:

Fred Schwartz, President
Telephone: (561) 362-0049
Facsimile: (561) 394-6707